Exhibit 99.2

[LOGO SCHICK]

                                     CONTACT:
                                     Schick Technologies
                                     Media: Torie Pennington/212-850-5600
                                            Kal Goldberg/917-741-1013
                                     Investors: Kevin McGrath/212-245-4577

                                     Sirona Dental Systems
                                     Media: Andrea Hamacher/011-49-221-9128-8719

             Schick Technologies to Merge With Sirona Dental Systems

                       Transaction Valued At $1.9 Billion

            o Merger creates a global leader in high-tech dental equipment, with sales of approximately $500 million worldwide, including over $180 million in North America

            o Expands industry-leading global presence and product portfolio and unites world-class R&D capabilities

            o     Schick shareholders to receive $2.50 per share dividend

            o     Expected to be accretive to calendar 2006 cash EPS

NEW YORK/BENSHEIM, September 26, 2005 - Schick Technologies, Inc. (OTC BB:
SCHK), an innovator in digital radiographic imaging systems and devices for the dental industry, and Sirona Dental Systems, one of the world's leading manufacturers of high-technology dental equipment, today announced that they have entered into a definitive agreement to merge in a transaction valued at $1.9 billion. The transaction will create a leading global player in dental technology with strong product lines in all of the major dental segments. Schick has a leading position in digital intra-oral imaging systems in North America, while Sirona is a leading supplier of CEREC CAD/CAM restoration equipment, panoramic and intra-oral imaging systems, treatment centers and instruments worldwide.


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Transaction Terms

The transaction is structured as a stock-for-stock tax-free exchange in which Schick will issue Sirona's parent company 36.97 million new Schick shares in exchange for 100% of its economic interest in Sirona. Sirona's owners will have an ownership interest in the combined company of 67%, with current Schick shareholders holding the remainder. Schick shareholders will also receive a $2.50 per share cash dividend, which will be declared prior to closing. Based on a September 23, 2005 Schick closing market price of $25.10, the deal places the total enterprise value of Sirona at $1.46 billion, including approximately $537 million in net debt. The merged company will be renamed Sirona Dental Systems, Inc., with corporate headquarters located at Sirona's facilities in Bensheim, Germany and U.S. headquarters at Schick's facilities in New York. Schick will apply promptly for the listing of its common stock on the NASDAQ National Market.

The merger has been unanimously approved by both companies' Boards of Directors and is expected to close in the first calendar quarter of 2006. It is subject to approval by Schick's shareholders, clearance by appropriate regulatory agencies, preparation of Sirona's financial statements in accordance with United States GAAP and other customary closing conditions. Voting agreements in support of the transaction have been signed by shareholders holding approximately 37% of Schick's issued and outstanding common shares.

Sirona's Chief Executive Officer, Jost C. Fischer, will become Chairman, President and Chief Executive Officer of the combined Sirona Dental Systems, Inc. Jeffrey T. Slovin, Schick's President and Chief Executive Officer, will become Executive Vice President of the combined company and Chief Operating Officer of U.S. Operations. Sirona's Chief Financial Officer, Simone Blank, will become Executive Vice President and Chief Financial Officer of the combined company. Sirona will hold seven seats on the combined company's board, with Schick holding three seats.

Complementary Strengths, Synergies

The transaction will create a company with a strong global presence and breadth of products based on complementary technologies, geographic coverage and channel strengths. The combined company will have a broader product offering by virtue of uniting Schick's North American leadership in intra-oral digital radiography with Sirona's four industry-leading product categories: dental CAD/CAM systems (CEREC), imaging systems, treatment centers and instruments. Both companies' brand awareness within the dental community and geographic fit will allow the combined Sirona Dental Systems to capitalize on growth potential worldwide.


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"This transaction represents a significant strategic growth opportunity for our shareholders, partners and employees," said Schick President and Chief Executive Officer Jeffrey T. Slovin. "We will create a company with a strong global presence, an unrivaled breadth of products and excellence in R&D. Together with Sirona, we command an extraordinary level of brand recognition around the world".

"We are excited about this merger and confident of the future growth of the combined company. Schick is a logical fit, complementing Sirona's strengths, particularly in the United States," commented Jost C. Fischer, Chairman, President and Chief Executive Officer of Sirona. "Sirona and Schick are two of the true innovators in our sector, and our united R&D platform will benefit our distribution partners, customers and patients."

The combined company will have 1,800 employees and, on a pro forma basis, for the twelve months ended June 30, 2005, had revenue of approximately $500 million worldwide, including over $180 million in North America. For the same period, the combined company generated pro forma EBITDA of approximately $120 million and operating cash flow in excess of $100 million. Following their combination, the companies expect to achieve annual synergies of $5-7 million within 12-24 months after the close. The business combination is expected to be accretive to Schick's calendar 2006 cash earnings per share.

Also commenting on the transaction was Timothy P. Sullivan, Managing Director of Madison Dearborn Partners, LLC and a director of Sirona: "We believe the combination of these two strong companies will create significant shareholder value and are excited to remain a major shareholder in Sirona Dental Systems."

Shareholder Approvals

The transaction will be presented for approval at a special meeting of Schick's shareholders to be scheduled following the conversion of Sirona's financial statements to U.S. GAAP. In connection with the shareholders meeting, Schick will file proxy materials with the Securities and Exchange Commission. These proxy materials will set forth additional details and other information concerning the transaction, which investors should carefully read before making a decision regarding the transaction.


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Conference Call/Web cast Information

There will be an investor conference call conducted by both management teams to discuss the transaction today at 11 a.m. EDT/8 a.m. PDT. Participants may dial into the teleconference at 866-314-5232, pass code 61955681. International callers may access the teleconference at +1-617-213-8052 with the same pass code. A replay will be available until October 3, 2005 at 11:59 p.m. EDT at 888-286-8010, pass code 31302916, and international callers may use +1617-801-6888 with the same pass code. A live web cast of the conference call will also be available at www.schicktech.com, with a replay available for those unable to attend the live session.

UBS Investment Bank acted as exclusive financial advisor and Dorsey & Whitney LLP acted as legal advisor to Schick. JP Morgan acted as exclusive financial advisor and Kirkland & Ellis LLP acted as legal advisor to Sirona.

About Schick

Schick, an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental market. Schick's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices. Schick's headquarters are located in Long Island City, New York. Schick's sales were $57 million for the trailing 12 months through June 30, 2005, with earnings before interest, taxes, depreciation and amortization of $22 million. Visit http://www.schicktech.com for more information about Schick and its products.

About Sirona

Recognized as one of the world's leading manufacturers of high quality dental equipment and technologies, Sirona (formerly Siemens Dental) has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CEREC CAD/CAM restoration equipment, digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces. Sirona is committed to creating and supporting the most advanced dental technologies in the marketplace. Sirona's worldwide headquarters is located in Bensheim, Germany, with U.S. offices in Charlotte, North Carolina. Sirona recorded sales of $441 million for the trailing 12 months to June 30, 2005, with earnings before interest, taxes, depreciation and amortization of $99 million. Sirona recently completed a management buyout with Madison Dearborn Partners, LLC and Beecken Petty O'Keefe and Company, two leading Chicago-based private equity firms. Visit http://www.Sirona.com for more information about Sirona and its products.


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This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Words such as "seek," "intend," "may," "believe," "will," "project," "plan," "estimate," "expect," "anticipate" and other similar statements of a forward-looking nature identify forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur and are based on Sirona's and Schick's current expectations and beliefs, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain shareholder or regulatory approvals required for the proposed transaction or that such approvals take longer to obtain than expected; 2) difficulties in successfully integrating the businesses and operations of the two companies; 3) unexpected costs in connection with the proposed transaction; 4) the combined company may be unable to achieve cost-saving synergies; 5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction; and 6) the industry may be subject to future regulatory or legislative actions. In addition, the ability of Sirona and Schick to achieve the projected revenues, accretion and synergy savings also will be affected by the effects of competition (in particular the response to the proposed transaction in the marketplace), the effects of general economic and other factors beyond the control of Sirona and Schick, and other risks and uncertainties described from time to time in Schick's public filings with United States Securities and Exchange Commission (the "SEC").

All Sirona financial statements are based on management accounts and German GAAP, and have not been prepared in accordance with US GAAP. As a result, Sirona's financial information may be materially different if Sirona's financial statements were prepared in accordance with US GAAP. Schick financial statements have been prepared in accordance with US GAAP. All pro forma consolidated financial information has been prepared by aggregating financial information based on these different accounting standards and such financial information may be materially different than the pro forma statements that would result from the aggregation of financial statements in accordance with US GAAP. Further information on Schick's risk factors is contained in Schick's Form 10-K and other filings with the SEC. Sirona and Schick assume no obligation and expressly disclaim any duty to update information contained in this press release.

In connection with the proposed transaction, a registration statement including a proxy statement will be filed with the SEC by Schick. Shareholders of Schick are urged to read the Registration Statement/Proxy Statement and any other relevant documents filed with the SEC because they will contain important information about Sirona, Schick and the proposed transaction. The final proxy statement will be mailed to shareholders of Schick. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Schick will be available free of charge from Schick Technologies, Inc., Attn: Legal Department, 30-00 47th Avenue, Long Island City, New York, 11101, Tel: (718) 937-5765.

Schick Technologies, Inc. and its directors and executive officers and other members of its management and employees, may be deemed to be participants in the solicitation of proxies from


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shareholders of Schick in connection with the proposed transaction. Information about the directors and executive officers of Schick and their ownership of Schick stock is set forth in Schick's Annual Report on Form 10-K for the year ended March 31, 2005.

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